UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 22, 2008

CONSOLIDATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	333-142105 (Commission File Number)	20-8317863 (IRS Employer Identification No.)

2756 N. Green Valley Parkway, Suite 225
Henderson, NV 89014
(Address of principal executive offices)

Registrant’s telephone number, including area code (702) 614-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 22, 2008, the Company closed that certain agreement between the Company and Eastern Kentucky Land Corporation, a Kentucky corporation (“EK”) (the “Rights Agreement”), having an effective date as of March 20, 2008, and completed the purchase of certain oil, gas and other mineral rights (for which there is no assurance such resources exist in economically feasible quantities, if at all) on that certain property (the “Buckhorn Property”) owned by Buckhorn Resources, LLC, a 50% owned subsidiary of the Company, excluding the $0.30 per ton coal rights which were retained by EK when it sold the Buckhorn Property.

The total consideration paid by the Company under the Rights Agreement was $1,000,000, in the aggregate, consisting of: (i) $200,000 in cash, and (ii) $800,000 through the issuance of 415,584 restricted shares of common stock of the Company at closing (the “Shares”), valued at a price of $1.925 per share, which $800,000 value is guaranteed, provided such shares are sold in accordance with lock-up/leak-out provisions in the Rights Agreement.  The lock-up provisions permit the designees of EK that received such Shares (the “Stockholders”) to sell 7,992 shares per week, in the aggregate (the “Weekly Quota”) for the period from April 1, 2009 through March 31, 2010 (the “Lock-Up Period”), subject to there being an available exemption from registration or the Shares being registered.  Any Shares not sold in accordance with the Weekly Quota will not be eligible for sale until after the Lock-Up Period expires.  In the event the Stockholders sell more Shares than are permitted at any time during the Lock Up Period, the guarantee shall be null and void for all future sales of Shares.  Conversely, in the event the Stockholders sell the Shares at a price greater than $4.81 per share, EK shall pay the Company any surplus in the same manner as the deficit payment under the guarantee.

The Company had extended the option to close the Rights Agreement pursuant to the Option Oil, Gas and Mineral Agreement (the “EK Option Agreement”) which the Company entered into with EK as of March 31, 2008.  Pursuant to the terms of the EK Option Agreement, the Company paid EK $20,000 on or about April 8, 2008 and made additional monthly extension payments of $30,000, in the aggregate, through the closing date.  The $50,000 in total extension payments were credited against the $200,000 due at the closing of the Rights Agreement, leaving a balance of $150,000 which was paid at closing.

Johnny R. Thomas loaned the Company $150,000 pursuant to a promissory note, dated as of September 22, 2008, with interest at 6% per annum, which is payable upon demand subject to availability of funds, in order to pay the $150,000 cash component of the purchase price of the Rights Agreement.  Johnny R. Thomas also loaned $50,000 in the aggregate over the past six months to cover the extension payments under the EK Option Agreement by way of a separate promissory note, having the same terms as the $150,000 loan in the previous sentence.

Other than in connection with the Company’s purchase of a fifty percent (50%) ownership interest in Buckhorn, whereby the grantor of the Buckhorn Property was EK, the Company had no previous affiliations with EK.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosures made in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

As of September 25, 2008, the Company issued a total of 415,584 Shares to certain designees of EK as payment of $800,000 in stock consideration pursuant to the terms of the Rights Agreement.  The Shares were valued at $1.925 per share as of the effective date of the Rights Agreement.  The issuance of the Shares was effected pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereunder.  No placement agent or underwriter was used in connection with the issuance of the Shares and there is no commission, finder's fee or other compensation due or owing to any party as a result of the transaction described herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(A)     FINANCIAL  STATEMENTS  OF  BUSINESS  ACQUIRED

Not applicable.

(B)     PRO FORMA FINANCIAL INFORMATION

Not applicable.

(D)     EXHIBITS

99.1
Option Oil, Gas and Mineral Agreement, dated March 31, 2008, by and among Consolidation Services, Inc. and Eastern Kentucky Land Corporation (the “EK Option Agreement”), with the Oil, Gas and Mineral Agreement, dated March 29, 2008, by and among Consolidation Services, Inc. and Eastern Kentucky Land Corporation (the “Rights Agreement”), attached as Exhibit A to the EK Option Agreement.(1)

*99.2	Form of Warranty Deed between Eastern Kentucky Land Corporation and Consolidation Services, Inc.

________________________
* Filed herewith.
(1) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATION SERVICES, INC.

Dated: September 25, 2008	By: /s/ Johnny R. Thomas
Name: Johnny R. Thomas
Title: Chief Executive Officer and President